 Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Checkpoint Systems, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	22-1895850 (I.R.S. Employer Identification No.)
101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 (Address of registrant’s principal executive offices)

Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan
(Full title of Plan)

Copy to: John Van Zile, Esq. Senior Vice President, General Counsel & Corporate Secretary Checkpoint Systems, Inc. 101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 856-848-1800	Copy to: Eric D. Schoenborn, Esquire Stradley Ronon Stevens & Young, LLP 457 Haddonfield Road, Suite 100 Cherry Hill, NJ 08002-2223 856-321-2413
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                                                                                Accelerated filer   [  ]
Non-accelerated filer    [   ]                                                                                Smaller reporting company   [  ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value	400,000 shares(3)	$6.965	$2,786,000	$319.28

(1)
The registration statement registers the issuance of 400,000 shares of common stock, which are issuable under the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan, as amended from time to time (the “Plan”), and adjustments to shares to account for any changes in capitalization such as, a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on August 15, 2012, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register an additional 400,000 shares of the Company’s common stock issuable under the Amended and Restated 423 Employee Stock Purchase Plan (the “423 Plan”).  The contents of the Company’s Registration Statements on Form S-8 (Registration Nos. 333-126981 and 333-160627), originally filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2005 to register 250,000 shares and June 16, 2009 to register an additional 400,000 shares, respectively, are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.  On May 31, 2012, the shareholders of the Company approved amendments to the 423 Plan to, among other things, increase by 400,000 shares of common stock the number of shares available for issuance under the 423 Plan.  This Registration Statement is being filed in order to register such additional 400,000 shares of common stock, which may be offered or sold to participants under the 423 Plan.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

Item 3.                      Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 25, 2011, including all material incorporated by reference therein;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 25, 2012, including all material incorporated by reference therein;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 24, 2012, including all material incorporated by reference therein;
•	The Company’s Current Reports on Form 8-K, filed April 18, 2012, May 3, 2012, May 8, 2012, June 5, 2012 and August 2, 2012; and
•
The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on October 8, 1993, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not required to be filed with this registration.

Item 5.                      Interests of Named Experts and Counsel

Certain legal matters in connection with the common stock that we are offering are being passed upon by John R. Van Zile, Esquire, our General Counsel. Mr. Van Zile is also our Senior Vice President and Secretary. Mr. Van Zile holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of our outstanding common stock.

Item 6.                      Indemnification of Directors and Officers
Not required to be filed with this registration.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on August 4, 2012 and incorporated herein by reference).
5.1	Opinion of John R. Van Zile, Senior Vice President, General Counsel and Secretary
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement)
99.1
Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan (filed as Appendix A to the Registrant's definitive Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Shareholders filed with the Commission on April 23, 2012, and incorporated herein by reference).

Item 9.                      Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on this August 21, 2012.

Checkpoint Systems, Inc.

Date: August 21, 2012	By:	/s/ Raymond D. Andrews
Name: Raymond D. Andrews
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints George Babich, Jr. and Raymond D. Andrews, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William S. Antle, III William S. Antle, III	Chairman of the Board of Directors	August 21, 2012
/s/ George Babich, Jr. George Babich, Jr.	Director, Interim President and Chief Executive Officer (Principal Executive Officer)	August 21, 2012
/s/ Raymond D. Andrews Raymond D. Andrews	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 21, 2012
/s/ Harald Einsmann Harald Einsmann	Director	August 21, 2012
/s/ R. Keith Elliott R. Keith Elliott	Director	August 21, 2012
/s/ Julie S. England Julie S. England	Director	August 21, 2012
/s/ Jack W. Partridge Jack W. Partridge	Director	August 21, 2012
/s/ Sally Pearson Sally Pearson	Director	August 21, 2012

EXHIBIT INDEX
Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.1) to the Registrant's Current Report on Form 8-K filed with the Commission on August 4, 2012 and incorporated herein by reference).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement)
99.1
Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan (filed as Appendix A to the Registrant's definitive Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Shareholders filed with the Commission on April 23, 2012, and incorporated herein by reference).